Exhibit 4.1

INCAPTA, INC.

SUBSCRIPTION AGREEMENT

To: INCAPTA, INC.

1876 Horse Creek Rd.

Cheyenne, Wyoming 82009

From:

(Full name of Subscriber) (Please print the exact name; must be same person or entity signing this Agreement).

Number of Common Shares requested:__________________

Price per Share: $1.00

Total purchase price ($1.00 x number of Shares requested): $ _____________________

(The minimum acceptable subscription is 300 Shares, or $300.00)

Once you have completed and signed this Subscription Agreement, including the Investor Questionnaire, please return the complete package to us with total purchase price made payable to INCAPTA, INC. as soon as possible.

This portion left blank intentionally

SUBSCRIPTION AGREEMENT

Section 1. Subscription: Irrevocability: Certain Conditions.

(a) The undersigned subscriber (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase _____________________ $0.001 par value common shares (“Shares”) of INCAPTA, INC.,

(b) The Subscriber acknowledges and agrees that, except as otherwise set forth in this Subscription Agreement, this subscription will become irrevocable at the time of its submission to Company and that this subscription may not be withdrawn by the Subscriber unless Company rejects this Subscription Agreement.

(c) The Subscriber acknowledges and agrees that this subscription may be accepted or rejected by Company, in whole or in part, in its sole and absolute discretion and that the Subscriber will be obligated, upon acceptance of this subscription by Company, to purchase the Shares to the extent this subscription is accepted by Company.

(d) The Subscriber acknowledges and agrees that it is a condition to Company’s acceptance of this subscription that the Subscriber execute and deliver with this Subscription Agreement the Investor Questionnaire.

Section 2. Payment of the Purchase Price; Delivery of the Shares.

(a) The Subscriber is delivering with this Subscription Agreement duly completed, together with payment for the Purchase Price, to Company.

(b) If Company determines to accept this subscription for less than all of the subscribed Shares, Company will return to the Subscriber the portion of the Purchase Price, without interest or deduction, as exceeds $1.00 multiplied by the number of Shares for which Company will accept this subscription. If Company determines to reject this subscription in whole, Company will return the full amount of the Purchase Price, without interest or deduction, to the Subscriber. The Subscriber acknowledges that it will have no right return of any of the Purchase Price unless and until Company determines to accept this subscription for less than all of the subscribed Shares or to reject this subscription in whole. The portion of the Purchase Price which represents payment for Shares which Company will issue to the Subscriber will be paid to Company.

Section 3. Representations. Warranties and Covenants of the Subscriber.

In order to induce Company to accept this subscription and to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to, and covenants and agrees with, Company as follows:

(a) The Subscriber has received and carefully reviewed the Offering Circular and the Exhibits attached, and has relied only on the information contained therein. The Subscriber acknowledges that all documents, records and books of Company requested by the Subscriber have been made available for inspection by it and its purchaser representatives, attorneys, financial advisors and accountants. The Subscriber and its advisors had a reasonable opportunity to ask questions of and receive answers from the officers of Company concerning Company and the terms and conditions of the offering of the Shares, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense by the President of Company, necessary to verify the accuracy of the information in the Offering Circular and other information provided by Company. All such questions have been answered to the full satisfaction of the Subscriber.

(b) At least one of the following apply to the Subscriber (check all that apply):

____ Subscriber is an accredited investor as defined in Rule 501(a) by the Securities Exchange Commission.

____ the total purchase price is not greater than 10% of Subscriber’s net worth, or, if an entity, not greater than 10% of Subscriber’s net assets.

____ the total purchase price is not greater than 10% of Subscriber’s net annual income, or, if an entity, not greater than 10% of Subscriber’s net revenues.

(c) The Subscriber (i) has adequate means of providing for its current liabilities and possible contingencies, (ii) has no need for liquidity in connection with a purchase of the Shares, (iii) is able to bear the economic risks associated with a purchase of the Shares for an indefinite period, and has the capacity to protect its own interests in connection with a purchase of the Shares, and (iv) can afford the complete loss of its Purchase Price for the Shares.

(d) The Subscriber is 18 years or older and has full power and authority to acquire and hold its interest in the Company’s Securities and to execute and deliver this document.

(e) The Subscriber recognizes that a purchase of the Shares involves a high degree of risk, including without limitation those risks factors set forth in the Offering Circular. The Subscriber has obtained, in the Subscriber’s judgment, sufficient information relating to Company and its business to evaluate the merits and risks of this investment.

(f) The Subscriber understands that (i) neither the offering nor the sale of the Shares has been registered or qualified under the Act or under any state’s securities laws in reliance upon exemptions from the registration and qualification provisions of the Act and states’ securities laws, which exemptions are based upon the private or limited nature of the offering or the eligibility or qualifications of the purchasers, (ii) the Shares purchased by the Subscriber may be transferred by the Subscriber only if the sale or transfer is registered under the Act or an exemption from registration is available, (iii) Company is under no obligation to register any Shares on the Subscriber’s behalf or to assist the Subscriber in complying with any exemption from registration, and (iv) Company will rely upon the representations, warranties, covenants and agreements made by the Subscriber in this Subscription Agreement in order to establish the exemption from the registration provisions of the Act and state securities laws.

(g) The Shares are being purchased solely for the Subscriber’s own account and not for the account of any other person. (h) The Subscriber realizes that it may not be able to sell or dispose of the Shares as there will be no public market for the Shares in the foreseeable future.

(i) The Subscriber understands that all forecasts provided by, or on behalf of, Company are based on various estimates and assumptions of Company and are subject to the limitations and qualifications set forth in such materials and described in the Offering Circular.

(j) The foregoing representations, warranties, covenants and agreements and all other information which the Subscriber has provided concerning the Subscriber and the Subscriber’s financial condition are true and accurate as of the date hereof. If there is any materially adverse change in such information, representations, warranties, covenants or agreements, or they are not true and accurate as of the date of issuance of the Shares to Subscriber, the Subscriber will give written notice of such fact to Company, specifying which information, representations, warranties, covenants or agreements are changed and the reasons therefore.

(k) The Subscriber understands that neither the Securities and Exchange Commission nor any state securities commission or other state regulatory agency has made any finding or determination relating to the fairness for public investment of the Shares to be purchased by Subscriber and that no such commission or agency has recommended or endorsed or will recommend or endorse the purchase of the Shares.

Section 4. Investment Intent; Restrictions on Transfers.

(a) The Subscriber represents and warrants to Company that the Subscriber is purchasing the Shares for investment purposes only and not with a view to, or for resale in connection with, a distribution of the Shares.

(b) The Subscriber covenants and agrees not to sell, assign, transfer or otherwise dispose of the Shares except in accordance with the governing instruments of the Company or the terms of this offering and if such transfer is (i) registered under the Act and applicable state securities laws, or (ii) is exempt from registration under the Act and such state securities laws and, if requested by Company, the Subscriber has furnished an opinion of counsel satisfactory to Company that such transfer is so exempt. The Subscriber further acknowledges and agrees that this restriction on transfers is imposed in part to satisfy the requirements of exemptions from the registration provisions of the Act and state securities laws and the transfer restrictions contained in its governing instruments are reasonable.

Section 5. Indemnification.

The Subscriber will indemnify, defend and hold harmless Company and its officers, agents, accountants, attorneys, affiliates, successors and assigns, from and against any actions, claims, demands, judgments, settlements, losses, damages, liabilities, costs or expenses (including without limitation reasonable attorneys’ fees) arising out of or resulting from any inaccuracy in or breach of any of Subscriber’s representations, warranties, covenants or agreements contained in this Subscription Agreement.

Section 6. Miscellaneous.

(a) The Subscriber may not transfer or assign this Subscription Agreement, or any of the Subscriber’s rights, duties or interests herein, to any other person or entity without the prior written consent of Company.

(b) The Subscriber agrees that the Subscriber may not cancel, terminate or revoke this Subscription Agreement (except as otherwise specifically permitted under applicable securities laws or this Subscription Agreement), and that this Subscription Agreement shall survive the death or disability of the Subscriber and shall be binding upon the Subscriber’s heirs, estate, legal representatives, permitted successors and assigns.

(c) This Subscription Agreement and the documents described herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may be amended only by a writing executed by both of the parties hereto.

(d) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Wyoming, regardless of the principles of conflicts of laws applied by any other jurisdiction.

(e) Within five days after the receipt of a written request from Company, the Subscriber agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any laws or regulations to which Company or may be subject.

(f) The representations, warranties, covenants and agreements of the Subscriber set forth in this Subscription Agreement shall survive the sale of the Shares to the Subscriber indefinitely.

(g) Any pronoun used in this Subscription Agreement shall be deemed to cover all genders. The words “hereof,”, “hereby,” “herein,” “hereunder” and the like refer to this Subscription Agreement as a whole and not to particular sections, paragraphs or clauses of this Subscription Agreement.

All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, certified or registered first-class mail, electronic mail, telecopier or courier guaranteeing overnight delivery: (i) if to the Subscriber, at the address on the attached signature page, or (ii) if to Company, at the following address: Gregory Martin, 1876 Horse Creek Rd., Cheyenne, Wyoming 82009, Gregory Martin: Email Address: President@InCapta.TV

This portion of the document left blank intentionally

INCAPTA, INC.

INVESTOR QUESTIONNAIRE

A. TO BE COMPLETED BY ALL NATURAL PERSONS

1. Name:____________________________________________ Birth Date:___________________

Social Security Number _____________________________

Are you a part of an “Investing Entity” that proposes to invest in securities of the Offering Entity?

No______ Yes_______

If so, what is the name of the Investing Entity?________________________________________

2. Principal Residence Address:

Telephone:_____________________________________________________________________

3. My current net worth is in excess of $1,000,000 (excluding the value of my primary residence and the primary residence of my spouse)1.

(a) Individually

Yes____No____

OR

(b) Jointly with my spouse

Yes____No____

____________________________________

1 Any indebtedness secured by a person’s primary residence that exceeds the property’s estimated fair market value must be treated as a liability. Indebtedness secured by a person’s primary residence up to the estimated fair market value of the residence is not treated as a liability unless the individual incurred the debt: (i) in the 60 days before the purchase of Shares in this Offering; and (ii) other than as a result of acquiring the primary residence.

My annual income 2 as an individual from all sources was in excess of $________________ (you may indicate $200,000+, if applicable) for each of the last two years and I reasonably expect my individual income to be in excess of $________________ (you may indicate $200,000+, if applicable) for the current year.

OR

Our joint annual income (my spouse and me) was in excess of $________________ (you may indicate $300,000+, if applicable) for each of the last two years and I reasonably expect our joint income to be in excess of $________________ (you may indicate $300,000+, if applicable) for the current year.

B. TO BE COMPLETED BY ALL INVESTORS THAT ARE CORPORATIONS, LIMITED LIABILITY COMPANIES, BUSINESS TRUSTS OR PARTNERSHIPS (“INVESTING ENTITIES”)

1. Name:_________________________________________________________________________

Tax I.D. No.:___________________________________________________________________

2. Business Address:________________________________________________________________

Telephone No.:__________________________________________________________________

3. Legal Status of Investing Entity:

(a) ____ Corporation

____ Limited Liability Company

____ Partnership: general ____ limited____

____ Business Trust

____ Other (please specify)______________________________________________

(b) Year of organization:___________________

State of organization:___________________

4. Number of equity holders _______ or beneficial owners _______ of the Investing Entity as of ___________________, 201__.

5. Net Assets as of _____________, 201__: $__________________

6. The Investing Entity has total assets of at least $5,000,000 and was not formed for the purpose of acquiring the Offering Entity’s securities.

True_____ False_____

__________________________

2 - One measure of “individual annual income” is “adjusted gross income,” as reported for U.S. federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse and increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse, if applicable): (i) the amount of any tax-exempt interest income received, (ii) the amount of losses claimed as a limited partner in a limited partnership, (iii) any deduction claimed for depletion, (iv) alimony paid, and (v) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to Section 1202 of the Internal Revenue Code.

Each equity holder or beneficial owner of the Investing Entity is an accredited investor.*

______ True ______ False

*If the Investing Entity is accredited only because each equity holder and/or each beneficial holder is an accredited investor, then each equity holder and/or each beneficial holder must fill out an Investor Questionnaire.

C. The undersigned hereby represents that:

1. The undersigned understands that the Offering Entity will rely on the information provided in this Investor Questionnaire in determining whether there is an exemption from any requirement to register and/or qualify the Offering Entity’s securities under Federal and/or state law.

2. The above answers are true, correct and complete to the best of the undersigned’s knowledge and, if there occurs any material change in any statement set forth herein, the undersigned agrees to notify the Offering Entity immediately.

NATURAL PERSON SIGNATURE

Date:_________________, 201__.

Type or Print Name:

__________________________________________

Type or Print Name:

INVESTING ENTITY SIGNATURE

Name of entity:

By

Type or Print Name

Title:

By

Type or Print Name:

Title:

Date:_________________, 201__.

ACCEPTANCE OF SUBSCRIPTION

The foregoing subscription is hereby accepted with respect to _____________ shares of Incapta, Inc. $0.001 par value common stock.

INCAPTA, INC.

By:_______________________________________________

Printed/Title:_______________________________________

Date:_________________, 201__.